Exhibit 99.1

United States 12 Month Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended December 31, 2023

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(1,272,358)
Unrealized Gain (Loss) on Market Value of Commodity Futures	(686,793)
Dividend Income	53,943
Interest Income	17,838
Total Income (Loss)	$(1,887,370)

Expenses
General Partner Management Fees	$10,550
Professional Fees	20,208
Brokerage Commissions	342
Directors' Fees and insurance	1,997
License fees	211
Total Expenses	33,308
Expense Waiver	(20,649)
Net Expenses	$12,659
Net Income (Loss)	$(1,900,029)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 12/1/23	$18,195,979
Net Income (Loss)	(1,900,029)

Net Asset Value End of Month	$16,295,950
Net Asset Value Per Share (1,900,000 Shares)	$8.58

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended December 31, 2023 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596